                                                                    EXHIBIT 99.1

Varco Announces First Quarter Earnings

High Activity Doubles Net Income

HOUSTON & ORANGE, Calif.--(BUSINESS WIRE)--April 24, 2001--Varco International Inc. (NYSE:VRC - news) today announced that net income for the first quarter
           ---   ----
ended March 31, 2001, totaled $19.1 million, or $.20 per fully diluted share, on $274.2 million of revenue. This compares to $8.8 million or $.09 per fully diluted share, on $203.8 million of revenue in the first quarter 2000. Operating profit rose to $36.6 million, or 13.4 percent of revenue, up from $18.6 million, or 9.1 percent of revenue, in the prior year quarter.

Revenues rose 35 percent over the prior year quarter as a result of higher activity levels driven by strong commodity prices, the impact of strategic acquisitions, and improved pricing in some product lines.

Varco's Tubular Services business generated $89.0 million in sales in the first quarter, up 62 percent from the prior year period, on strength throughout North America, recovery in many Eastern Hemisphere markets, and the benefit of a late 2000 acquisition. Operating profits more than doubled, rising from $7.2 million last year to $18.4 million in the first quarter of 2001. Operating leverage (increase in operating profit divided by increase in revenue) of 33 percent resulted in operating margins rising from 13.1 percent of revenue to 20.6 percent of revenue in the first quarter. Sequentially, revenue increased 27 percent with operating leverage of 30 percent.

Drilling Services revenue was $76.6 million in the first quarter, up 28 percent from the prior period, due to strong performances in the U.S., Latin America, and Eastern Hemisphere Solids Control businesses, along with increased demand for the Company's instrumentation services in North America. Operating profit rose to $17.7 million, or 23.2 percent of revenue, compared to $9.9 million, or
16.5 percent of revenue, last year. Year-on-year operating leverage was 47 percent.

Coiled Tubing & Wireline Products revenues more than doubled from the prior year quarter, rising to $41.1 million, due to strong demand for the Company's coiled tubing technologies and the acquisition of Quality Tubing, which closed in the first quarter 2001. Operating margins rose from 11.3 percent of revenue last year to 22.0 percent of revenue in the first quarter, with operating leverage of 29 percent. Backlog of $55.7 million represents an increase of 132 percent versus the prior year.

Drilling Equipment Sales revenue was $67.5 million in the first quarter, down slightly from the prior year period revenue of $72.2 million, due to delays in the delivery of certain orders and parts. Incoming orders totaled $114.1 million in the quarter, and backlog increased to $136.4 million, more than double the prior year backlog of $59.6 million and up 55 percent from the previous quarter level. Included in the quarter's new orders is the second harsh environment jack-up drilling rig for Maersk. Operating margins declined to 4.9 percent, due mostly to lower revenue levels and the incurring of additional engineering and manufacturing expenses in anticipation of higher upcoming activity associated with the high backlog.

George Boyadjieff, chairman and CEO of Varco, commented, "We are very pleased with the excellent performance and incremental profits posted by the Tubular Services, Drilling Services, and Coiled Tubing and Wireline Products lines, and are upbeat about the performance improvement we expect shortly in Varco's Drilling Equipment business, due to high activity levels, the increase in capital equipment orders and resulting high backlog.'' Boyadjieff noted that the Company continued its pursuit of attractive strategic acquisition opportunities with the acquisition of four operations during the first quarter.

Varco completed the quarter with $19.6 million in cash and $205.4 million in debt. Capital expenditures were $13.2 million in the quarter.

Varco International Inc., with dual headquarters in Orange, Calif., and Houston is the world's leading manufacturer and supplier of innovative drilling equipment and rig instrumentation, oilfield tubular inspections and internal coating techniques, solids control systems and services, and coiled tubing and pressure control equipment for both land and offshore drilling operations.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, the potential inability to complete the note offering due to internal or external factors and other factors discussed in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2000, under the caption
"Factors Affecting Future Operating Results."
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                           VARCO INTERNATIONAL INC.
                          CONSOLIDATED BALANCE SHEETS


                                          March 31,       Dec. 31,
                                            2001           2000
                                         -----------    -----------
      ASSETS                                    (In thousands)
Current assets:
 Cash and cash equivalents               $    19,570    $    12,176
 Accounts receivable, net                    280,910        269,393
 Inventory, net                              176,390        152,350
 Other current assets                         25,914         21,787
                                         -----------    -----------
  Total current assets                       502,784        455,706
                                         -----------    -----------
Property and equipment, net                  370,763        343,673
Identified intangibles, net                   26,436         26,062
Goodwill, net                                288,110        238,641
Other assets, net                             10,569         12,900
                                         -----------    -----------
 Total assets                            $ 1,198,662    $ 1,076,982
                                         ===========    ===========
LIABILITIES AND EQUITY

Current liabilities:
 Accounts payable                        $    86,001    $    66,182
 Accrued liabilities                          85,158         91,423
 Income taxes payable                         14,117          4,376
 Current portion of long-term debt            99,005         30,347
                                         -----------    -----------
  Total current liabilities                  284,281        192,328

Long-term debt                               106,362        106,160
Other liabilities                             47,781         46,511
                                         -----------    -----------
  Total liabilities                          438,424        344,999
                                         -----------    -----------
Common stockholders' equity:

Common stock, $.01 par value,
 200,000,000 shares authorized,
 97,028,817 shares issued and
 95,604,117 shares outstanding at
 March 31, 2001 (96,245,849
 shares issued and 94,821,149
 outstanding at Dec. 31, 2000)                   970            962
  Paid in capital                            509,171        498,692
  Retained earnings                          283,707        264,580
  Accumulated other
   comprehensive loss                        (18,280)       (16,921)
  Less: treasury stock
   at cost (1,424,700 shares)                (15,330)       (15,330)
                                         -----------    -----------
    Total common stockholders'
     equity                                  760,238        731,983
                                         -----------    -----------
    Total liabilities and
     equity                              $ 1,198,662    $ 1,076,982
                                         ===========    ===========

                           VARCO INTERNATIONAL INC.
                          QUARTERLY INCOME STATEMENT
                                  (Unaudited)


                                             Three Months Ended
                                                  March 31,
                                             2001           2000
                                         -----------    -----------
Revenue:
 Drilling Equipment Sales                $    67,538    $    72,166
 Tubular Services                             88,968         54,976
 Drilling Services                            76,638         59,998
 Coiled Tubing & Wireline Products            41,069         16,635
                                         -----------    -----------
  Total Revenue                              274,213        203,775
Total Gross Profit
 (before Goodwill Amt)                        80,983         58,842
Total Gross Profit Percent                      29.5%          28.9%
Goodwill Amortization                          2,460          2,133
Selling, General and Administration           31,987         30,399
Research and engineering                       9,892          7,708
                                         -----------    -----------
Operating Profit                              36,644         18,602
Interest Expense                               3,789          4,816
Other Expense (Income)                           976           (810)
                                         -----------    -----------
Income Before Taxes                           31,879         14,596
Income Tax Provision                          12,752          5,828
                                         -----------    -----------
Net Income                               $    19,127    $     8,768
                                         ===========    ===========
Earnings Per Common Share:

 Basic Earnings Per Common Share               $0.20          $0.10
                                         ===========    ===========
 Dilutive Earnings Per Common Share            $0.20          $0.09
                                         ===========    ===========
Weighted average number of
 common shares outstanding:
  Basic                                   95,338,404     91,260,067
                                         ===========    ===========
  Dilutive                                96,613,309     94,352,000
                                         ===========    ===========
Other:
 EBITDA                                  $    51,075    $    34,232
                                         ===========    ===========
 Dilutive Earnings Per
  Share Before Goodwill
  Amortization                                 $0.22          $0.12
                                         ===========    ===========

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                           VARCO INTERNATIONAL INC.
                   OPERATING PROFIT -- SUPPLEMENTAL SCHEDULE
                                  (Unaudited)


                                       Three Months Ended
                                            March 31,
                                         2001       2000
                                       --------   --------
Revenue:
 Drilling Equipment Sales              $ 67,538   $ 72,166
 Tubular Services                        88,968     54,976
 Drilling Services                       76,638     59,998
 Coiled Tubing & Wireline Products       41,069     16,635
                                       --------   --------
  Total Revenue                         274,213    203,775

Operating Profit:
 Drilling Equipment Sales                 3,304      8,498
 Tubular Services                        18,353      7,216
 Drilling Services                       17,742      9,895
 Coiled Tubing & Wireline Products        9,053      1,886
 Other Unallocated                      (11,808)    (8,893)
  Operating Profit                       36,644     18,602

Operating Profit %:
 Drilling Equipment Sales                   4.9%      11.8%
 Tubular Services                          20.6%      13.1%
 Drilling Services                         23.2%      16.5%
 Coiled Tubing & Wireline Products         22.0%      11.3%
 Other Unallocated                           --         --
  Operating Profit                         13.4%       9.1%